Exhibit 99.1

Prime Medicine Reports Third Quarter 2026 Financial Results and Provides Business Updates
-- First patient dosed in global Phase 1/2 clinical trial of PM577a in Wilson disease, the first clinical study of an in vivo Prime Editing therapy from Prime Medicine; initial clinical data expected in 2027 --
-- Received FDA clearance of Investigational New Drug application for PM647 in Alpha-1 Antitrypsin Deficiency; initial clinical data expected in 2027 --
-- Planning for a BLA submission for PM359 in the first half of 2027 --
-- Closed underwritten public offering, including the full exercise of the underwriters’ option to purchase additional shares, raising $143.7 million in gross proceeds --
-- Pro-forma cash, cash equivalents, investments and restricted cash of approximately $209.5 million; cash runway through 2027 --
Cambridge, Mass., November 12, 2026 – Prime Medicine, Inc. (Nasdaq: PRME), a biotechnology company committed to delivering a new class of differentiated one-time curative genetic therapies, today reported financial results for the quarter ended September 30, 2026 and provided a business update.
“Prime Medicine continued to make significant progress this quarter, highlighted by dosing the first patient in our Phase 1/2 trial of PM577a for Wilson disease, our first clinical study of an in vivo Prime Editing therapy,” said Allan Reine, M.D., Chief Executive Officer of Prime Medicine. “Having demonstrated through our CGD program that Prime Editing can correct disease-causing mutations in humans ex vivo, we are now extending that experience in vivo, beginning with our liver directed programs. Furthermore, the FDA clearance of our IND for PM647 in Alpha-1 Antitrypsin Deficiency further underscores the versatility of our universal liver LNP platform. In just months, our two wholly owned liver programs have moved into, or been cleared for, clinical development, underscoring both the productivity of our platform and our ability to translate scientific innovation into clinical programs.”
Dr. Reine continued, “We view Wilson disease and AATD as the foundation of a liver franchise built on a shared technology platform and development strategy. This expansion has already begun within Wilson disease – starting with PM577b, our follow-on Prime Editor targeting the R778L mutation – and we intend to continue expanding our efforts, both within Wilson disease and more broadly. Furthermore, we are encouraged by the FDA’s recently issued draft guidance on individualized genome editing, which, if finalized, could represent an important advance for patients with ultra-rare diseases and create a meaningful opportunity for us to extend Prime Editing therapies to additional diseases. Our recent financing strengthens our balance sheet and provides additional resources needed to advance these programs through key clinical milestones. Looking ahead, we expect 2027 to be a meaningful year for the patient communities we hope to treat, with initial clinical data anticipated from both PM577a and PM647 and a planned BLA submission for PM359.”
Recent Corporate Updates:
Wilson Disease (PM577a)
In October 2026, Prime Medicine announced dosing of the first patient in its global Phase 1/2 clinical trial of PM577a. Also in October 2026, the FDA granted Rare Pediatric Disease designation to PM577 for the treatment of Wilson disease. PM577a targets the ATP7B H1069Q mutation, the most prevalent Wilson disease-causing allele in North America and Europe.
The Phase 1/2 clinical trial (NCT07748403) is an open-label, global, first-in-human study designed to evaluate the safety, tolerability, and preliminary clinical efficacy of ascending doses of PM577a in adults and adolescents with Wilson disease containing at least one p.H1069Q allele in the ATP7B gene. The study is initially enrolling adults who are clinically stable on standard-of-care therapy. Initial clinical data are expected in 2027.

PM577a is the first program in the PM577 family, a portfolio of Wilson disease medicines designed to address genetically defined patient populations worldwide using a shared LNP delivery platform. A follow-on candidate targeting the R778L mutation, the most prevalent Wilson disease-causing variant in East Asian populations, is in preclinical development. Additional efforts are underway to develop Prime Editors targeting other prevalent mutations.
Alpha-1 Antitrypsin Deficiency (PM647)
In September 2026, the FDA cleared the Company’s IND for PM647, an investigational in vivo Prime Editor designed to correct the E342K (Pi*Z) mutation in the SERPINA1 gene, the most common cause of AATD. The clearance enables PM647 to proceed to clinical study initially in the United States, where approximately 100,000 people carry the PiZZ genotype that PM647 is designed to correct. The IND clearance follows the binding resolution in July 2026 of the Company’s arbitration with Beam Therapeutics, Inc., in which the Tribunal declared that PM647 is within Prime Medicine’s “Field” as defined by the parties’ 2019 Collaboration and License Agreement.
The Phase 1/2 clinical trial will be a global, single-arm, open-label, first-in-human study designed to evaluate the safety, tolerability and preliminary clinical efficacy of ascending doses of a one-time intravenous infusion of PM647 in adults with AATD. The study will initially enroll adult participants with lung-only manifestations of AATD and, upon demonstration of tolerability, will expand to include a separate cohort enrolling adults with significant liver disease, with or without concurrent lung manifestations of AATD. Initial clinical data are expected in 2027.
Chronic Granulomatous Disease (PM359)
PM359 has received Regenerative Medicine Advanced Therapy, Fast Track, Orphan Drug, and Rare Pediatric Disease designations from the FDA. Prime Medicine continues to engage with the FDA on the most efficient path to approval, with a BLA submission planned for the first half of 2027.
Other Pipeline Programs
Prime Medicine continues to advance its in vivo Cystic Fibrosis (CF) program with support from the Cystic Fibrosis Foundation, with the goal of developing potentially curative therapies that address the underlying genetic cause of CF.
The Company is also advancing Prime Edited ex vivo CAR-T products for hematology, immunology and oncology in partnership with Bristol Myers Squibb. The collaboration brings together Prime Medicine’s Prime Editing and PASSIGE technologies and Bristol Myers Squibb’s cell therapy expertise to develop next-generation therapies for immunological diseases and cancer.
Corporate Financing
In November 2026, Prime Medicine completed an underwritten public offering, including the exercise in full of the underwriters’ option to purchase additional shares, resulting in $143.7 million of gross proceeds, before deducting underwriting discounts and offering expenses. Net proceeds were approximately $134.7 million, after deducting the underwriting discounts and commissions and offering expenses.
Upcoming Milestones
•Continue enrollment in the global Phase 1/2 clinical trial of PM577a in Wilson disease; initial clinical data in 2027.
•Initiate Phase 1/2 clinical trial of PM647 in AATD; initial clinical data in 2027.
•Submit BLA for PM359 in the first half of 2027.
Third Quarter 2026 Financial Results
•Research and Development (R&D) Expenses: R&D expenses were $34.1 million for the three months ended September 30, 2026, as compared to $44.0 million for the three months ended September 30, 2025.

R&D expenses in third quarter of 2025 were higher due to the issuance of restricted stock units in that quarter. Further, facility cost related to lab equipment repair and maintenance decreased during the third quarter of 2026.
•General and Administrative (G&A) Expenses: G&A expenses were $10.0 million for the three months ended September 30, 2026, as compared to $11.2 million for the three months ended September 30, 2025. The decrease in G&A expenses was primarily driven by lower corporate legal fees.
•Net Loss: Net loss was $39.0 million for the three months ended September 30, 2026, as compared to $50.6 million for the three months ended September 30, 2025.
•Cash Position: As of September 30, 2026, cash, cash equivalents, investments, and restricted cash were $74.8 million, as compared to $191.4 million as of December 31, 2025.
Financial Guidance
Based on its current operating plans, Prime Medicine expects that its cash, cash equivalents and investments as of September 30, 2026, together with net proceeds from its follow-on public offering of $134.7 million in November 2026, will be sufficient to fund its operating expenses and capital expenditure requirements through 2027.
About Prime Medicine
Prime Medicine is a leading biotechnology company dedicated to creating and delivering the next generation of gene editing therapies to patients. The Company is deploying its proprietary Prime Editing platform, a versatile, precise and efficient gene editing technology, to develop a new class of differentiated one-time curative genetic therapies. Designed to make only the right edit at the right position within a gene while minimizing unwanted DNA modifications, Prime Editors have the potential to repair almost all types of genetic mutations and work in many different tissues, organs and cell types. Taken together, Prime Editing’s versatile gene editing capabilities could unlock opportunities across thousands of potential indications.
Prime Medicine is currently progressing a diversified portfolio of investigational therapeutic programs organized around our core areas of focus: liver, lung, and immunology and oncology. Across each core area, Prime Medicine is focused initially on a set of high value programs, each targeting a disease with well-understood biology and a clearly defined clinical development and regulatory path, and each expected to provide the foundation for expansion into additional opportunities. Over time, the Company intends to maximize Prime Editing’s broad and versatile therapeutic potential, as well as the modularity of the Prime Editing platform, to rapidly and efficiently expand beyond the diseases in its current pipeline, potentially including additional genetic diseases, immunological diseases, cancers, infectious diseases, and targeting genetic risk factors in common diseases, which collectively impact millions of people. For more information, please visit www.primemedicine.com.
From time to time Prime Medicine may use its website, its X, formerly Twitter, account (@PrimeMedicine) or its LinkedIn profile at https://www.linkedin.com/company/prime-medicine to distribute material information. Its financial and other material information is routinely posted to and accessible on the Investors section of its website, available at www.primemedicine.com. Investors are encouraged to review the Investors section of its website because the Company may post material information on that site that is not otherwise disseminated by the Company. Information that is contained in and can be accessed through the Company’s website or its social media is not incorporated into, and does not form a part of, this press release.
© 2026 Prime Medicine, Inc. All rights reserved. PRIME MEDICINE, the Prime Medicine logos, and PASSIGE are trademarks of Prime Medicine, Inc. All other trademarks referred to herein are the property of their respective owners.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, implied and express statements about Prime Medicine’s beliefs and expectations regarding: the continued development and advancement of its Wilson disease and AATD programs, including the continued enrollment in the global Phase 1/2 clinical trial of PM577a, the initiation and design of the Phase 1/2 clinical trial of PM647, and initial clinical data for both programs in 2027; the expansion of its liver franchise, including the development of PM577b and other follow-on candidates targeting prevalent Wilson disease mutations and potential expansion into additional indications; the ongoing regulatory engagement with the FDA based on the data from its Phase 1/2 trial of PM359 and the outcomes of such engagement, including the planned submission of a BLA in the first half of 2027; the potential of Prime Editing to correct the causative mutations of, and to cure, diseases, including Wilson disease, AATD, CF, and CGD; the potential impact of the FDA’s draft guidance on individualized genome editing if finalized, including on the Company’s ability to extend Prime Editing therapies to additional diseases; the modularity of the Prime Editing platform and versatility of the universal liver LNP platform, and the benefits thereof; its expectations regarding the breadth of Prime Editing technology and the implementation of its strategic plans for its business, programs, and technology; the potential of Prime Editing to unlock opportunities across thousands of potential indications; its intended use of net proceeds from its recent public offering; and its expected cash runway.
Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, risks associated with: uncertainties related to Prime Medicine’s product candidates entering clinical trials; the authorization, initiation, and conduct of preclinical and IND-enabling studies and other development requirements for potential product candidates, including uncertainties related to opening INDs and obtaining regulatory approvals; risks related to the development and optimization of new technologies, the results of preclinical studies, or clinical studies not being predictive of future results in connection with future studies; the scope of protection Prime Medicine is able to establish and maintain for intellectual property rights covering its Prime Editing technology; Prime Medicine’s ability to identify and enter into future license agreements and collaborations; Prime Medicine’s expectations regarding the anticipated timeline of its cash runway and future financial performance; and general economic, industry and market conditions. These and other risks and uncertainties are described in greater detail in the section entitled “Risk Factors” in Prime Medicine’s most recent Annual Report on Form 10-K, as well as any subsequent filings with the Securities and Exchange Commission. In addition, any forward-looking statements represent Prime Medicine’s views only as of today and should not be relied upon as representing its views as of any subsequent date. Prime Medicine explicitly disclaims any obligation to update any forward-looking statements subject to any obligations under applicable law. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements.
Investor and Media Contacts

Gregory Dearborn
Prime Medicine
857-209-0696
gdearborn@primemedicine.com

Hannah Deresiewicz
Precision AQ
212-362-1200
hannah.deresiewicz@precisionaq.com

Condensed Consolidated Balance Sheet Data
(unaudited)

(in thousands)	September 30, 2026	December 31, 2025
Cash, cash equivalents, and investments	$61,157	$177,680
Total assets	$213,855	$342,733
Total liabilities	$205,418	$221,865
Total stockholders’ equity	$8,437	$120,868

Condensed Consolidated Statement of Operations
(unaudited)

	Three Months Ended September 30,
(in thousands, except share and per share amounts)	2026	2025
Revenue:
Collaboration revenue — related party	$4,213	$1,179
Collaboration revenue	—	46
Total revenue	4,213	1,225
Operating expenses:
Research and development	34,117	43,990
General and administrative	10,022	11,208
Total operating expenses	44,139	55,198
Loss from operations	(39,926)	(53,973)
Other income:
Interest income	555	1,141
Accretion (amortization) of investments	274	752
Change in fair value of short-term investment — related party	—	1,454
Other income, net	54	44
Total other income, net	883	3,391
Net loss attributable to common stockholders	$(39,043)	$(50,582)
Net loss per share attributable to common stockholders, basic and diluted	$(0.22)	$(0.32)
Weighted-average common shares outstanding, basic and diluted	177,857,047	160,503,183